MINUTES OF THE ANNUAL SHAREHOLDERS MEETING OF SUMMIT NATIONAL CONSOLIDATION GROUP INC HELD ON MAY 28, 2003 AT 12565 66 ST NORTH LARGO, FLORIDA 33773 AT 10 AM ET.



Mario Quenneville called the meeting to order at 10.20 A.M. Eastern Time on Wednesday May 28, 2003

Present at the meeting in person or by written proxies were:

Sam L. Little , William F. Mitchell , Jeannie Purcell , Joe Hendrosi , Michael Ciaramello , Miguel Alvarez, FrankDelattre, Naman Fejleh, John Lawrence Fontana, Paul Darnell , J. Carroll Hagan, Carol Ann Hagan, Frederick Peterson, David Ballum, Fred Cambell , Linda Cambell, James J. Nichols, Anastasia Nichols, Niki M. Alvey, Ernest Thomas, Kareen J. Thomas, Rene Quenneville, Claude Quenneville, Daniel Quenneville, Mario Quenneville,
Sharon Quenneville, Thomas D'Amores, Yan Quenneville, Chris Spohn,   John
Quinn, David M. Robertson, Clifford D. Ruelin , Susan Dawson, Georges G. Nichols, Ahmad Alyasin, Trever Quenneville, Austin Quenneville, Terry Ryan, Jack Segler, Jimmy Sfiris , Michael Fasci, Frank Ciaramello, David Ciaramello, John Lee Clark, Michael Burgmaier, Anthony Ciaramello, Barbara Ciaramello, James Dudley, Laurie Quenneville, Ken Westlin.

The total outstanding voting shares represented at the meeting were 39,187,172 or 58% of all voting shares.

The total Outstanding Shares of SMNC on August 15, 2002:
67,437,447

James Nichols a shareholder asked how this meeting was called and a list of the shareholders notified by US Mail was presented to everyone. (Exhibit 1). These addresses were taken from the Holladay Stock Transfer Agent list.

Mario Quenneville asked to all present shareholders if they had received their notifications by mail and all shareholders present said yes.

Mario Quenneville also produced a list of the shareholders that are included on the Holladay Stock Transfer Agent but have no listed addresses. These names were also published on the Internet at http://www.superwipes.com
<http://www.superwipes.com/>   (Exhibit 2)

A copy of an email that was also sent to Holladay Stock Transfer (Tom) to request these missing addresses (Exhibits 3) was produced to all shareholders. A copy of the Transfer Agent response claimed that he did not have that information (Exhibit 4) was produced to the shareholders.

An email Message was also sent to Walter Davis on May 24, 2002 and read by Walter Davis on May 24, 2003 (Exhibit 5) and produced to the shareholders.

Mario Quenneville produced a copy of the 8-K's (Exhibits 6) filed to the SEC and signed by Walter Davis on April 10, 2002 notifying the SEC and all Summit Shareholders of Mario Quenneville ownership of 65% of all outstanding shares of Summit National Consolidation Group Inc. A nationwide press release on the Business Wire was also used to notify the shareholders. (Exhibit 8)
---------------------------------------------------------

ITEM 1: Reaffirmation of the removal of the Old Board of Directors and Walter D Davis management voted on August 15, 2002.

- Ken Westlin a shareholder made a motion for the reaffirmation of the removal of the Old Board of Directors and Walter D. Davis management as voted on August 15, 2002.
- The motion was seconded by Michael Ciaramello shareholder.
- Mario Quenneville called for a vote for the reaffirmation of the removal of the removal of the Old Board of Directors and Walter D. Davis management as voted on August 15, 2002
- 39,187,172 (58% of total outstanding of SMNC ) shares represented at the meeting voted for the reaffirmation of the removal of the Old Board of Directors and Walter D Davis management voted on August 15, 2002. ( 51% was needed for a quorum)
- No one voted against.
- Reaffirmation has been approved

ITEM 2:  Reaffirmation of new Board of Directors under Mario
Quenneville management voted on August 15, 2002.

- Michael J. Burgmaier a shareholder made a motion to the reaffirmation of Mario Quenneville as the President and CEO and reaffirmed the Board of Directors under Mario Quenneville management voted on August 15, 2002
- Michael Ciaramello  a shareholder seconded the motion
- Mario Quenneville called for a vote.
- 39,187,172 (58%) shares voted for the reaffirmation of Mario
Quenneville as the President and CEO and reaffirmed the Board of Directors under Mario Quenneville management voted on August 15, 2002
- No one voted against.
- Reaffirmation has been approved



ITEM 3:  The revising of all the minutes of the corporation since
         1999.

- Frank Ciaramello made a motion to push this to a later meeting
- Michael Ciaramello seconded the motion
- Revising all the minutes of the corporation will be done at a later meeting.

ITEM 4: Voting to dismiss the unauthorized Bankruptcy filing by Walter Davis and Nelson Jones on August 20, 2002.

- Ken Westlin a shareholder made a motion to dismiss the bankruptcy filed by Walter Davis and Nelson Jones on August 20, 2002.
- Michael Ciaramello seconded the motion
- Mario Quenneville called for a vote to dismiss the unauthorized Bankruptcy filing by Walter Davis and Nelson Jones on August 20, 2002.
- 39,187,172 (58%) shares voted to dismiss the unauthorized Bankruptcy filing by Walter Davis and Nelson Jones on August 20, 2002.
- No one voted against.
- The dismissal of the Bankruptcy filing was approved


ITEM 5 Give to Mario Quenneville President and CEO all power necessary to take legal actions to retrieve all the company books and Bank Accounts of SMNC and all subsidiaries and to start auditing and accounting for all the outstanding shares of the company.

- Ken Westlin a shareholder made a motion to give Mario Quenneville President and CEO all the necessary power to retrieve all the company books and Bank Accounts of SMNC and all subsidiaries and to start auditing and accounting for all the outstanding shares of the company.
- Frank Ciaramello seconded
- Mario Quenneville called for a vote
- 39,187,172 (58%) shares voted for to give Mario Quenneville all power necessary to take legal actions to retrieve all the company books and Bank Accounts of SMNC and all subsidiaries and to start auditing and accounting for all the outstanding shares of the company.
- No one voted against
- Mario Quenneville has all the power and the authority to take any action necessary to get the books, bank accounts of SMNC and all subsidiaries.



ITEM 7: Auditing and accounting for all the outstanding shares of the company,

- Ken Westlin made a motion to authorize Mario Quenneville to take all the necessary action to audit all the shares of the company.
- Frank Ciaramello seconded the Motion
- Mario Quenneville called for a vote
- 39,187,172 (58%) shares voted to authorize Mario Quenneville to take all the necessary action to audit all the shares of the company.
- No one voted against
- Mario Quenneville has all the power and the authority to take any action necessary to to audit all the outstanding shares of the company.
- Michael J. Burgmaier made a motion to close the meeting at 11.55 AM
ET.
- Frank Ciaramello seconded the motion
- 39,187,172 (58%) shares voted to close the meeting
- The meeting was closed.



Laurie Quenneville

Secretary Summit